Exhibit 10.3

FIRST AMENDMENT TO

PLACEMENT AGENT AGREEMENT

January 30, 2017

This First Amendment to that certain Placement Agent Agreement (this “Amendment”) dated January 30, 2017 is made by and between CytoDyn Inc., a Delaware corporation (the “Company”), and Paulson Investment Company, LLC, an Oregon limited liability company (the “Placement Agent”), as of the date first above written.

WHEREAS, the parties previously entered into that certain Placement Agent Agreement, dated as of January 11, 2017 (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the parties agree as follows:

1. Term. Section 3(c) of the Agreement is hereby deleted and replaced with the following:

In the event that the Company consummates a sale of its securities (whether debt or equity) to a Qualified Investor within the six (6) month period immediately following the date of termination or expiration of this Agreement (the “Tail Period”) pursuant to which the Placement Agent would have been entitled to the compensation set forth in Section 2 of this Agreement had the sale occurred during the term of this Agreement, then at the closing of each such investment during the Tail Period, the Company shall pay the Placement Agent the compensation as set forth in Section 2 hereof (including PA Warrants), in the amounts equal to the compensation that the Placement Agent would have earned from such investments had the Company closed on such investments prior to the termination of this Agreement.

2. Ratification of Agreement; Effect of Amendment. The Agreement, as amended by this Amendment, is hereby ratified and confirmed, and all other terms and conditions of the Agreement not addressed in this Amendment shall remain in full force and effect; provided, however, that in the event of a conflict between this Amendment and the Agreement, the provisions of this Amendment are paramount and supersede any such conflicting provisions.

[Signature Page Follows]

The parties have executed this Placement Agent Agreement as of the date first written above.

CytoDyn Inc.

By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

PAULSON INVESTMENT COMPANY, LLC

By:	/s/ Byron Crowe
Byron Crowe
Chief Executive Officer